Exhibit 10.1

THIRD AMENDMENT TO LEASE

This is a Third Amendment to Lease by and between ABP Borrower Inc., a Maryland corporation (“Landlord”) and The RMR Group LLC, a Maryland limited liability company (“Tenant”).

WHEREAS, Landlord’s and Tenant’s predecessors in interest, entered into a Lease dated June 1, 2015, as amended by First Amendment to Lease dated as of January 1, 2016 and letter agreement dated May 11, 2017, and further amended by Second Amendment to Lease between Landlord and Tenant dated as of July 19, 2018 (as so amended, the “Lease”) with respect to premises located at 255 Washington Street, Newton, Massachusetts; and

WHEREAS, Tenant desired to expand the premises demised by the Lease by adding thereto, as of September 1, 2018, the premises described on Exhibit 1 (but excluding furniture shown thereon) attached hereto (the “2018 Expansion Space”); and

WHEREAS, Landlord and Tenant desire to extend the term of the Lease for five (5) years, so that it shall expire on May 31, 2030.

NOW, THEREFORE, Landlord and Tenant agree that the Lease shall be amended as follows.

1.                                      Capitalized Terms.  Capitalized terms used herein without definition shall have the meanings ascribed to them by the Lease.

2.                                      Premises.  Effective retroactively as of September 1, 2018, (x) the “Premises” as defined in Section 1.1 of the Lease were expanded to include the 2018 Expansion Space and (y) “Premises Rentable Area” as defined in Section 1.1 of the Lease increased to 84,443 square feet, including the 2018 Expansion Space.

3.                                      Term.  The Original Term shall be extended to expire on May 31, 2030.

4.                                      Annual Fixed Rent.  Despite adding the 2018 Expansion Space to the Premises as of September 1, 2018, Annual Fixed Rent shall not increase prior to January 1, 2019.  Effective retroactively as of January 1, 2019, Annual Fixed Rent shall be as follows:

Period	Annual Fixed Rent	Monthly Installments

1/1/19 – 5/31/19	$3,495,489.22 ($3,018,964.92 + $476,525.00)	$291,290.83

6/1/19 – 8/31/19	$3,540,813.44 ($3,064,288.44 + $476,525.00)	$295,067.79

9/1/19 – 5/31/20	$3,554,428.44 ($3,064,288.44 + $490,140.00)	$296,202.37

Period	Annual Fixed Rent	Monthly Installments
6/1/20 – 8/31/20	$3,599,751.96 ($3,109,611.96 + $490,140.00)	$299,979.33

9/1/20 – 5/31/21	$3,613,366.96 ($3,109,611.96 + $503,755.00)	$301,113.91

6/1/21 – 8/31/21	$3,976,663.30 ($3,472,908.30 + $503,755.00)	$331,388.61

9/1/21 – 5/31/22	$3,990,278.30 ($3,472,908.30 + $517,370.00)	$332,523.19

6/1/22 – 8/31/22	$4,052,598.14 ($3,535,228.14 + $517,370.00)	$337,716.51

9/1/22 – 5/31/23	$4,066,213.14 ($3,535,228.14 + $530,985.00)	$338,851.10

6/1/23 – 8/31/23	$4,127,824.80 ($3,596,839.80 + $530,985.00)	$343,985.40

9/1/23 – 5/31/24	$4,141,439.80 ($3,596,839.80 + $544,600.00)	$345,119.98

6/1/24 – 8/31/24	$4,203,759.64 ($3,659,159.64 + $544,600.00)	$350,313.30

9/1/24 – 5/31/25	$4,217,374.64 ($3,659,159.64 + $558,215.00)	$351,447.89

6/1/25 – 8/31/25	$3,462,163.00	$288,513.58

9/1/25 – 8/31/26	$3,546,606.00	$295,550.50

9/1/26 – 8/31/27	$3,631,049.00	$302,587.42

9/1/27 – 8/31/28	$3,715,492.00	$309,624.33

9/1/28 – 8/31/29	$3,799,935.00	$316,661.26

9/1/29 – 5/31/30	$3,884,378.00	$323,698.17

The reference in the definition of Annual Fixed Rent to an increase pursuant to Section 3.2 of the Lease shall be deleted.

5.                                      Taxes and Operating Costs.  In addition to amounts due under Sections 4.2.1 and 4.2.3 of the Lease on account of Tax Excess and Operating Cost Excess, Tenant shall also pay (x) Tenant’s Additional Percentage of Taxes in excess of the New Tax Base and Tenant’s Additional Percentage of Operating Costs in excess of the New Operating Cost Base, all in the same manner as Tax Excess and Operating Cost Excess shall be paid pursuant to such Sections.  “Tenant’s Additional Percentage” shall be 12.46%, the “New Tax Base” shall be the Taxes for the 2019 calendar year as the same may be reduced by the amount of any abatement, and the “New Operating Cost Base” shall be the Operating Costs for the 2019 calendar year.

6.                                      Tenant Improvement Allowance.  Landlord shall provide Tenant an allowance to be applied toward improvements made by Tenant (collectively, “New Work”) in the amount of Two Million Six Hundred Fifty-Five Thousand Four Hundred and Twenty-Five Dollars ($2,655,425), which shall be made available to Tenant subject to the conditions with respect to, and in a manner consistent with, how the Refurbishment Allowance was made available to Tenant for Refurbished Work.  Tenant shall not be entitled to any further Refurbishment Allowance pursuant to Section 3.2 of the Lease.

7.                                      Brokerage.  Tenant warrants and represents that it engaged no broker in connection with this Third Amendment, and that no broker representing Tenant is entitled to any brokerage fee or commission as a result of this Third Amendment to Lease.

8.                                      Affirmation.  Except as herein amended, the Lease is ratified and affirmed.

IN WITNESS WHEREOF, Landlord and Tenant have executed this Third Amendment to Lease as of June 13, 2019

LANDLORD:

ABP Borrower, Inc.

By:	/s/ Ethan S. Bornstein
Ethan S. Bornstein
President

TENANT:

The RMR Group LLC

By:	/s/ Jennifer F. Francis
Jennifer F. Francis
Senior Vice President

EXHIBIT 1

2018 Expansion Space

See attached.